The undersigned constitutes and appoints Christine Gorjanc, Gary Wetsel and Stephen Yu, the true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and or director of Aspect Communications Corporation (the "Company"), Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules; 2. perform any and all acts for and on behalf of undersigned which may be necessary or desirable to complete and execute any Form 3, 4, or 5, complete and execute any amendment or amendments, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and 3. take any other action in connection with the foregoing which may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the document executed by such attorney-in-fact on behalf of undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. Undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing necessary, in the exercise of the rights and powers granted, to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by power of attorney and the rights and powers granted. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power
of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holding and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. In witness whereof the undersigned has caused this Power of Attorney to be executed as of this 27th day of January, 2004. /s/ Clinton T. Weatherford